UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Celldex Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 16, 2022
To the Stockholders of
Celldex Therapeutics, Inc.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Celldex Therapeutics, Inc. (the “Company” or “Celldex” or “we” or “us”) will be held on June 16, 2022 beginning at 9:00 a.m. Eastern Time. In the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, we are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/CLDX2022. At the meeting, stockholders will act on the following matters to:
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elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

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ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022;

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approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

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address any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on April 19, 2022 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.
By Order of the Board of Directors
Sam Martin
Chief Financial Officer and Secretary
May 2, 2022
Hampton, NJ

CELLDEX THERAPEUTICS, INC.
Perryville III Building
53 Frontage Road, Suite 220
Hampton, NJ 08827

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 16, 2022 at 9:00 a.m. Eastern Time. In the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, we are holding the Annual Meeting virtually via the Internet. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/CLDX2022 using the 16-digit control number on the notice, proxy card or voting instruction form that accompanied the proxy materials.
Our Annual Meeting could be adjourned or postponed to another date and/or time. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827, during normal business hours for ten days prior to the Annual Meeting. A list will also be available on the virtual meeting platform during the Annual Meeting.
The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 2, 2022.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2022.
Our proxy materials, including our Proxy Statement for the 2022 Annual Meeting, 2021 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card, are available on the Internet at www.proxyvote.com.
ABOUT THE MEETING
Why are we calling this Annual Meeting?
We are calling the Annual Meeting to seek the approval of our stockholders to:
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elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

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ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022;

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approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

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address any other matters that may properly come before the meeting.

What are the Board’s recommendations?
Our Board of Directors recommends that you vote:
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FOR the election of each of the eight director nominees;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

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FOR an advisory vote on the compensation of the Named Executive Officers as described in this proxy statement.

Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on the record date, April 19, 2022, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. As of the record date, we had 46,754,348 outstanding shares of common stock.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Attendance shall solely be via the Internet at www.virtualshareholdermeeting.com/CLDX2022 using the 16-digit control number on the notice, proxy card or voting instruction form that accompanied the proxy materials.
The live webcast of the Annual Meeting will begin promptly at 9:00 am Eastern Time. Online access to the audio webcast will open approximately 10 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
Stockholders may also vote, and submit written questions, during the Annual Meeting on www.virtualshareholdermeeting.com/CLDX2022. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than one question from a single stockholder. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
How do I vote?
You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.
Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.
If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.
You will have the right to vote at the Annual Meeting. You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/CLDX2022. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your notice, proxy card or voting instruction form to vote at our Annual Meeting.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy. Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.
What if I vote and then change my mind?
You may revoke your proxy at any time before it is exercised by:
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filing with the Secretary of the Company a notice of revocation;

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sending in another duly executed proxy bearing a later date; or

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attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Annual Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.
What are “broker non-votes”?
Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provides a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.
When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1) and the advisory vote on the compensation of our Named Executive Officers (Proposal No. 3) are generally considered to be “non-routine” matters, and brokers, banks or other nominees are not permitted to vote on those matters if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers, banks or other nominees how they wish to vote their shares on these proposals. The ratification of our independent registered public accounting firm (Proposal No. 2) is generally considered to be a “routine” matter, and hence, a broker, bank or other nominee may be able to vote on Proposal No. 2 even if it does not receive instructions from the beneficial owner.
What vote is required to approve each proposal?
Holders of a majority of the outstanding shares as of the record date entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
Assuming that a quorum is present, the following votes will be required:
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With respect to the election of directors (Proposal No. 1), each nominee presented in Proposal 1 must be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes “For” a nominee exceeds the number of votes “Withheld” (among votes properly cast in person or by proxy), then the nominee will be elected. Abstentions and broker non-votes will have no effect on this Proposal 1.

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With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2. Accordingly, abstentions, if any, will have the same effect as a vote against this Proposal 2. Because Proposal 2 is considered a “routine” proposal, no broker non-votes will occur with respect to this Proposal 2.

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With respect to the advisory vote on the compensation of our Named Executive Officers as disclosed in this proxy statement (Proposal No. 3), approval will require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2. Accordingly, abstentions, if any, will have the same effect as a vote against this Proposal 2. Broker non-votes, if any, will have no effect on this Proposal 3.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.
How are we soliciting this proxy?
We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL
MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED
(Proposal No. 1)
At the Annual Meeting, eight directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.
It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Each director nominee must be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below.
Nominees for Election
The persons listed below are our current directors that have been nominated for re-election or nominees for election at the Annual Meeting (the “Director Nominees”) to fill the eight director positions to be elected by the holders of the common stock.
Directors	Age	Year First Became Director	Current Public Boards
Karen L. Shoos (Chair of the Board)	68	2001	1
Anthony S. Marucci (Chief Executive Officer)	60	2008	2
Keith L. Brownlie	69	2017	1
Cheryl L. Cohen	56	Nominee	3
Herbert J. Conrad	89	2008	1
James J. Marino	72	2017	2
Garry A. Neil, M.D.	68	Nominee	1
Harry H. Penner, Jr.	76	1997	1
The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.
Director Nominees
Karen L. Shoos was appointed Chair of the Board of Directors in June 2019 and has been a director of Celldex since May 2001. Ms. Shoos is currently a consultant in international blood safety and since November 2015, Ms. Shoos has been the Director of Operations for the Maryland Tech Council Venture Mentoring Services Program. From May 2013 to September 2016, Ms. Shoos was Principal Investigator, AABB International Technical Assistance. From October 1994 to May 2013, Ms. Shoos was Chief Executive Officer of AABB. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Prior to AABB, from 1984 to 1994, Ms. Shoos held senior positions at the American Red Cross, including Acting Senior Vice President, Biomedical Services (1993 – 1994) and Secretary and General Counsel (1990 – 1993). Prior to the American Red Cross, Ms. Shoos was a lawyer in private practice. Ms. Shoos earned her B.A. from Yale University and her J.D. from Case Western Reserve University.

Anthony S. Marucci was appointed President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. Since May 2003, Mr. Marucci has held a number of roles with Celldex, including as a founder, Vice President, Chief Financial Officer, Treasurer and Secretary. In addition, he was Treasurer of Medarex, Inc. (now a part of Bristol-Myers Squibb Co.) from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex from December 1998 to May 2003. Since May 2021, Mr. Marucci has served as a member of the board of directors of Genenta Science S.p.A., a publicly held biopharmaceutical company. Mr. Marucci is a member of the Board of Trustees of BioNJ Inc. and also served as its Treasurer through 2010. Mr. Marucci is also a member of the Board of the College of Business and Public Management at Kean University. Mr. Marucci received his M.B.A. from Columbia University and his M.H.L. from Brown University.
Keith L. Brownlie became a director of Celldex in June 2017. Mr. Brownlie was employed by the accounting firm Ernst & Young LLP from 1974 to 2010. At Ernst & Young, he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York Metro Area. From 2010 until 2019, Mr. Brownlie served as a member of the board of directors and chairman of the audit committee of Soligenix, Inc., a publicly held biopharmaceutical company. From 2012 until 2019, Mr. Brownlie served as a member of the board of directors and served as the chairman of the audit committee of Phio Pharmaceuticals Corp. (formerly RXi Pharmaceuticals Corporation), a publicly held biopharmaceutical company. From 2011 to 2013, Mr. Brownlie also served as a member of the board of directors and served as the chairman of the audit committee of EpiCept Corporation, a publicly held biopharmaceutical company. From 2013 to 2014, Mr. Brownlie was a member of the board of directors and served as the chairman of the audit committee of Cancer Genetics, Inc., a publicly held biopharmaceutical company. Mr. Brownlie received a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.
Cheryl L. Cohen was nominated for election to our Board of Directors in March 2022. Since 2008, Ms. Cohen has served as President of CLC Consulting, a pharmaceutical and biotechnology consulting firm that specializes in new product start-ups and commercialization. From August 2011 to July 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc. where she built the company’s commercial organization and lead her team to successfully launch the oncology drug, Xtandi®. Prior to joining Medivation, Ms. Cohen spent over ten years at Johnson & Johnson, most notably as Vice President of the Rheumatology Franchise. Ms. Cohen began her career at Solvay Pharmaceuticals in management and sales. Ms. Cohen currently serves on the board of directors of MEI Pharma, Immunity Bio (previously NantKwest) and Ignyte Acquisition Corp., all of which are publicly traded companies. She earned a B. A. degree from Saint Joseph College.
Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of our merger with AVANT. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad was President of the U.S. Pharmaceuticals Division of Hoffmann-La Roche, Inc., a pharmaceutical company, from 1982 until his retirement in 1993. Mr. Conrad currently serves as Chairman of the Board of Matinas BioPharma Holdings, Inc., a publicly held biopharmaceutical company. Mr. Conrad serves as an Advisor to the Seaver Autism Center at Mount Sinai Hospital. In addition to serving on the board of directors of privately held biotechnology companies, Mr. Conrad has served as Chairman of the Board of Directors of Pharmasset, Inc., GenVec, Inc. and Bone Care International, Inc. Mr. Conrad has also served as director of Arbutus Biopharma Corporation and was a director and co-founder of Reliant Pharmaceuticals, Inc. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.
James J. Marino became a director of Celldex in March 2017. Mr. Marino has served as a member of the board of directors of Onconova Therapeutics, Inc., a publicly held biopharmaceutical company, since July 2015 and currently serves as Chairman of the Board. Prior to July 2015, Mr. Marino was a Partner at the global law firm of Dechert LLP for 28 years, where he served as Managing Partner of the Princeton Office. His practice encompassed the representation of biotechnology companies in public and private financings, mergers and acquisitions, and strategic alliances. Previously, he served on the board of directors of Pharmacopeia Inc. He was a co-founder of BioNJ, a trade association of biotech companies, and served as its counsel. Mr. Marino has worked in advisory capacities and on the boards of many non-profit organizations, including Robert Wood Johnson University Hospital, Wake Forest University Baptist Medical Center and Wake Forest University where he serves as a Life Trustee. Mr. Marino received his B.A., M.B.A., and J.D. from Rutgers University.

Garry Neil, M.D. was nominated for election to our Board of Directors in March 2022. Since February 2022, Dr. Neil has served as Chief Executive Officer at Avalo Therapeutics (formerly Cerecor, Inc.), a publicly held biotechnology company. Prior to that, Dr. Neil was Senior Scientific Adviser and Chief Scientific Officer at Avalo since its February 2020 merger with Aevi Genomic Medicine, Inc., a biotechnology company where Dr. Neil had served as Chief Scientific Officer from September 2013 to February 2020. Prior to joining Aevi, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and held a number of senior positions in the pharmaceutical industry, including most recently Corporate Vice President of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to these roles, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, Vice President of Research & Development at Merck KGaA/EMD Pharmaceuticals, and Vice President of Clinical Research at AstraZeneca and Astra Merck. Dr. Neil has served on the board of directors of Arena Pharmaceuticals, Inc. since February 2017 and as its Chair since February 2021. From August 2016 to May 2019, he previously served on the board of GTx, Inc., a publicly traded biopharmaceutical company. He is a member of the board of the Center for Discovery and Innovation of the Hackensack Meridian Medical School in Hackensack, New Jersey and is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry Research & Development consortium, and is a past member of the TransCelerate Board from 2012 to 2019. He served on the board of Reagan Udall Foundation for the FDA from 2007 – 2021, the board of Foundation for the National Institutes of Health (NIH) from 2010 – 2012 and on the Science Management Review Board of the NIH from 2010 – 2012. Dr. Neil is also the past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic.
Harry H. Penner, Jr. has been a director of Celldex since January 1997 and was Chairman of AVANT prior to the consummation of our merger with AVANT. Mr. Penner has served as Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new life science companies since 2001. From 1993 to 2001, Mr. Penner was President, Chief Executive Officer and Vice Chairman of Neurogen Corporation. From 1985 to 1993, Mr. Penner was an Executive Vice President of Novo Nordisk A/S, serving from 1988 to 1993 as Executive Vice President for North America and President, Novo Nordisk of North America, and from 1985 to 1988 as the company’s Executive Vice President and General Counsel in Denmark. He has served as BioScience Advisor to the Governor and the State of Connecticut, as Co-Chairman of BioCT (formerly Connecticut United for Research Excellence), and as Chairman of the Connecticut Board of Governors of Higher Education and the Connecticut Technology Council. Mr. Penner is currently Chairman of the Board of CaroGen Corporation. Mr. Penner is also Chairman of the Board of NeuroCyte Therapeutics, Inc. and QCDx LLC, and a board member of OmaxHealth, Inc., all of which he is a founder. Mr. Penner received a B.A. from the University of Virginia, a J.D. from Fordham University, and an L.L.M. in International Law from New York University.

Nominee Skills and Qualifications
The Nominating and Corporate Governance Committee believes that the eight director nominees collectively have the skills, experience, diversity and character to execute the Board’s responsibilities. The following is a summary of those qualifications:
Attributes, Experience and Skills	Karen L. Shoos	Anthony S. Marucci	Keith L. Brownlie	Cheryl L. Cohen	Herbert J. Conrad	James J. Marino	Garry A. Neil, M.D.	Harry H. Penner, Jr.
Industry Experience	*	*	*	*	*	*	*	*
Executive/Leadership Experience	*	*	*	*	*	*	*	*
Scientific Research/Drug Development Experience							*
Business Strategy/Operations Experience	*	*	*	*	*	*	*	*
Financial Experience		*	*	*		*		*
Commercial Experience				*	*
Mergers & Acquisitions Experience	*	*	*	*	*	*	*	*
Public Company Board Experience	*	*	*	*	*	*	*	*
Diversity and Inclusion
The table below provides certain highlights of the composition of our Board members and nominees. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of May 2, 2022)
Board Size: Total Number of Directors & Nominees	8 (includes two nominees)
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Directors & Nominees	6 (includes one nominee)	2 (includes one nominee)	—	—
Demographic Background:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6 (includes one nominee)	2 (includes one nominee)	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	—	—	—
Over the past year, our Nominating and Corporate Governance Committee implemented a process to expand our Board’s scientific and commercial experience and focused on candidates with significant commensurate experience. The Nominating and Corporate Governance Committee made efforts to compile a diverse slate of candidates that included those who are diverse from a gender, racial, and sexual orientation perspective. This process resulted in the nomination of two highly qualified candidates to the Board, including one female. Our Nominating and Corporate Governance Committee’s and our Board’s priority in selecting Board members is the identification of persons who will provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders. Our Nominating and Corporate Governance Committee and our Board value diversity and, as such, also consider diversity of gender, race, national origin, education, professional experience and differences in viewpoints and skills when selecting members of our Board.
We believe much of our success is rooted in the diversity of our teams and our commitment to inclusion. We believe that our business benefits from the different perspectives that a diverse workforce brings. We value diversity at all levels and continue to focus on extending our diversity and inclusion initiatives across all aspects of our organization, including in our hiring, promotion, compensation and development practices.
In 2021, we established an Employee Resource Group (“ERG”) to help promote a culture of diversity, equity and inclusion (DE&I) through education and engagement. The focus of the ERG has been on (1) providing education and resources to support employee learning about DE&I, (2) engaging in local community outreach to support DE&I activities, (3) fostering a diverse and inclusive environment at Celldex, and (4) working toward a diverse talent pipeline for the biotechnology industry by engaging in local communities to provide exposure to biotechnology to students.
We are committed to greater data transparency, and that’s why we are sharing our 2021 Federal Employer Information Report, known as EEO-1, are as follows. These data are based on U.S. federal government requirements that categorizes roles into 10 job categories, each with seven race/ethnicity categories and two gender categories. While this is important data to collect and share, it does not fully reflect all of Celldex’s job levels and titles and is not inclusive of all races, ethnicities and genders.
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The percentage of our full-time workforce who are women is 58%

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The percentage of our senior leadership (SVP or above) who are women is 40%

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The percentage of our full-time workforce who are racial and ethnic minorities is 15%

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The percentage of our senior leadership (SVP or above) who are racial and ethnic minorities is 10%

Family Relationships
There are no family relationships among our Director Nominees, management and other key personnel.
Corporate Governance
Board of Directors
We are currently managed by a six member Board of Directors, a majority of whom are “independent” as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci, each of our directors is deemed “independent” as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met eight times in 2021. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served. Our annual meeting of stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2021 Annual Meeting of Stockholders.
Audit Committee
The Board of Directors has established an Audit Committee currently consisting of Keith L. Brownlie, Chair, James J. Marino and Harry H. Penner, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. The Audit Committee has been designated by the Board to oversee risks related to information technology and cybersecurity. Celldex mitigates its cybersecurity risk in many ways including leveraging standard industry tools from a software and hardware perspective, required annual training and maintaining a cybersecurity risk insurance policy. Starting in 2022, the Audit Committee will formally review these risks at least annually.
Each member of the Audit Committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”) and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated Mr. Brownlie as an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met six times during 2021. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldex.com.
Compensation Committee
The Board of Directors has established a Compensation Committee currently consisting of James J. Marino, Chair, Herbert J. Conrad and Harry H. Penner, Jr. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. As of 2022, the Compensation Committee has broadened its oversight of the Company’s strategies and policies related to human capital management, provided, however, that the full Board has retained oversight of the Company’s strategies and policies related to diversity, equity and inclusion.
Each member of the Compensation Committee is “independent” as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Compensation Committee met eight times during 2021. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.celldex.com.
Nominating and Corporate Governance Committee
The Board of Directors has established a Nominating and Corporate Governance Committee currently consisting of Herbert J. Conrad, Chair, Keith L. Brownlie and Karen L. Shoos. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee met six times during 2021. Our Board has adopted a Nominating and Corporate Governance Committee Charter, which is available for viewing at www.celldex.com.
Director selection criteria
The Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to evaluate any candidates, whether identified or recommended by board members, management, members of the Nominating and Corporate Governance Committee, stockholders or other external sources, includes meeting from time to time to evaluate biographical information and background material relating to potential candidates to the Board and interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and effectiveness in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered are described in the Nominating and Corporate Governance Committee Charter. Our Nominating and Corporate Governance Committee and our Board value diversity and, as such, also consider diversity of gender, race, national origin, education, professional experience and differences in viewpoints and skills when selecting members of our Board, however we have no formal policy regarding diversity of our Board of Directors.

All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; diversity of perspective, an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.
Each of our directors brings unique perspectives and experiences to the Board of Directors and contributes in guiding and directing our strategies to meet our business objectives and providing value to our stockholders. For example, Mr. Conrad, Mr. Marucci and Mr. Penner have all either currently or formerly been chief executive officers of life sciences companies and have experienced the challenges of such a position and completed a significant number of financing and business development transactions. Ms. Shoos has also formerly been chief executive officer of a healthcare-related company and has experienced the challenges of such a position in the highly regulated blood supply and cellular therapies sectors, which are similar to our regulated biologics industry. Mr. Marino, as partner at a large law firm, focused his practice on representing public and private life sciences companies and has extensive experience advising his clients in the full range of corporate, transactional, finance, compliance and governance matters. Mr. Brownlie, as partner at an international public accounting firm and leader of the firm’s regional life sciences industry practice, and as chairman of the audit committees of other publicly traded biopharmaceutical companies, has developed a deep knowledge of the life sciences industry and the relevant public company accounting standards and regulations and is deemed a “Financial Expert” under the Sarbanes-Oxley Act as that term is defined by the SEC. Ms. Cohen has significant commercial leadership experience within the biopharmaceutical industry, having served as a life science company Chief Commercial Officer, overseen several drug product launches and led multiple commercial entities in marketing, sales, and life cycle management. Dr. Neil has significant research and development experience having held a number of senior positions in the pharmaceutical industry, academia, and venture capital, including as Chief Scientific Officer and Group President of Research and Development. Dr. Neil is also active in regulatory science and policy initiatives. All of our director nominees have many years of experience on the boards of directors of public pharmaceutical and life sciences companies.
Independence is also an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director’s ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for our Chief Executive Officer, Mr. Marucci.
Additionally, all Board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.
Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.
Stockholder nominations for directorships
Under our bylaws, stockholders wishing to suggest a candidate for director should write to the Secretary of Celldex at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2023 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Submitting Proxy Proposals and Director Nominations for the 2023 Annual Meeting.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws (including our proxy access bylaw). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.
In addition, under our proxy access bylaw, a stockholder (or a group of stockholders) who has owned at least 3% of the Company’s outstanding common stock continuously for at least three (3) years and has complied with the other requirements of our bylaws may nominate up to the greater of two (2) individuals or 20% of the Board for inclusion in our proxy materials for election.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chair of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our Board. Ms. Shoos, an independent director, serves as Chair of the Board. The Board believes that its current leadership structure provides independent board leadership, engagement and oversight.
In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full Board on the committee’s actions and areas of responsibilities.
Risk Oversight
Our management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of our risk management processes. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management and its committees. The Board is responsible for overseeing risks related to our overall operations and strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by us.
The committees of the Board execute their oversight responsibility for risk management as follows:
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The Audit Committee is responsible for overseeing our internal financial and accounting controls and the work performed by the independent registered public accounting firm. As part of its oversight function, the Audit Committee regularly discusses with management and the independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. The Audit Committee also reviews our risk management insurance programs.

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The Compensation Committee is responsible for overseeing risks related to our cash and equity- based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure our compensation practices are in our best interest and that of our shareholders.
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The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews any transactions between us and our officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Corporate Governance Matters
We have adopted a majority voting standard for uncontested elections of directors and eliminated the mandatory retirement age for directors. Since it is an uncontested election at this Annual Meeting, all director nominees are required to receive a number of “FOR” votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the by-laws require the director to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply.
In addition, upon the recommendation of our Nominating and Corporate Governance Committee, we adopted corporate governance guidelines which are available for viewing at www.celldex.com.
Stockholder Communications
The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.
Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters and matters as to which Celldex tends to receive repetitive or duplicative communications.
Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attention: Secretary.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldex.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers
The following table sets forth certain information regarding our current executive officers:
Name of Individual	Age	Position and Office
Anthony S. Marucci	60	President, Chief Executive Officer and Director
Tibor Keler, Ph.D.	63	Executive Vice President and Chief Scientific Officer
Sarah Cavanaugh	47	Senior Vice President, Corporate Affairs and Administration
Elizabeth Crowley	50	Senior Vice President and Chief Product Development Officer
Margo Heath-Chiozzi, M.D.	65	Senior Vice President, Regulatory Affairs
Freddy Jimenez	53	Senior Vice President and General Counsel
Sam Martin	51	Senior Vice President, Chief Financial Officer and Secretary
Ronald Pepin, Ph.D.	66	Senior Vice President and Chief Business Officer
Richard Wright, Ph.D.	58	Senior Vice President and Chief Commercial Officer
Diane C. Young, M.D.	66	Senior Vice President, Chief Medical Officer
Anthony S. Marucci was appointed President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci’s biography under Director Nominees above.
Tibor Keler, Ph.D. became Executive Vice President and Chief Scientific Officer of Celldex in July 2014. Since May 2003, Dr. Keler has held a number of positions with Celldex, including as a founder, Senior Vice President and Chief Scientific Officer of Celldex, from March 2008 to July 2014, and Vice President, Research and Discovery and Chief Scientific Officer, from May 2003 to March 2008. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex from September 1993 to March 2004. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.
Sarah Cavanaugh became Senior Vice President, Corporate Affairs and Administration in June 2017. Ms. Cavanaugh served as Vice President, Investor Relations and Corporate Communications of Celldex from August 2012 to June 2017. Prior to Celldex, she served from 2007 to 2012 as a Vice President at MacDougall Biomedical Communications, a strategic communications and investor relations firm for the life sciences industry. Ms. Cavanaugh previously served as Director of Corporate Communications for Point Therapeutics, Inc., an oncology-focused biotech company, and Director of Corporate Communications for Fallon Community Health Plan, a leading Massachusetts managed care organization. She began her health care career at the American Cancer Society, holding various positions prior to completing her tenure there as Division Communications and Marketing Director for the Mid-South Division. Ms. Cavanaugh received her B.A. from the University of New Hampshire.
Elizabeth Crowley became Senior Vice President and Chief Product Development Officer in August 2016. Ms. Crowley served as Senior Vice President, Product Development of Celldex from July 2014 to August 2016. Ms. Crowley joined Celldex in 2009 as Vice President, Clinical Development. Prior to that, she held several senior level roles at CuraGen Corporation, most recently serving as the Vice President of Development Operations. Ms. Crowley started her career at Bayer Corporation in 1992, holding various positions providing leadership of clinical research and project management prior to completing her tenure there as the Director of Global Study Audit Management. Ms. Crowley received her B.S. in Chemistry with a concentration in Business from Boston College.
Margo Heath-Chiozzi, M.D. became Senior Vice President, Regulatory Affairs in October 2017. Previously from 2003 until September 2017, Dr. Heath-Chiozzi served in roles of increasing responsibility at Bristol-Myers Squibb Company including Executive Director, Global Regulatory Sciences; Vice President, Global Regulatory Strategy; and Vice President, Global Submissions and Regulatory Policy. Prior to that, from 1995 to 2003, Dr. Heath-Chiozzi served in roles of increasing responsibility at Abbott Laboratories, including Medical Director, Pharmacogenetics; Senior Director, Global Marketed Product Development and Outcomes Research; and Global Project Head, Abbott/Millennium Obesity/Diabetes Alliance. Before joining Abbott, she was appointed to the University of Hawaii John A. Burns School of Medicine, where she served as Assistant Professor, and was concurrently Director of the HIV Research Clinical at the Queen’s

Medical Center as well as Director of the Women’s Immunology Clinical at the Kapiolani Medical Center for Women and Children, in Honolulu. Dr. Heath-Chiozzi received her B.S. and M.D. from the University of Utah. She received further medical training in internal medicine at Duke University and completed fellowships in infectious disease at Brigham & Women’s Hospital and Dana-Farber Cancer Institute in Boston.
Freddy Jimenez became Senior Vice President and General Counsel in January 2021. Mr. Jimenez served as Vice President, Law and Compliance of Celldex from February 2016 to December 2020. Prior to Celldex, Mr. Jimenez served from 1999 to 2016 in roles of increasing responsibility at Johnson & Johnson including Assistant General Counsel, Senior Counsel and General Attorney. Mr. Jimenez also served from 1997 to 1999 as an Associate in the Food and Drug Practice at the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Jimenez also held roles at Johnson & Johnson from 1991 to 1997 including FDA Liaison for the R.W. Johnson Pharmaceutical Research Institute (a Johnson & Johnson Company) and varying roles of increasing seniority in regulatory affairs and clinical research. Mr. Jimenez received his B.A. in Biology and Certificate in the Legal Studies Program from Brandeis University and his legal training and JD from the Rutgers School of Law — Newark.
Sam Martin became Senior Vice President, Chief Financial Officer and Secretary in July 2017. Mr. Martin served as Vice President, Finance of Celldex from January 2015 to July 2017 and Senior Director, Finance of Celldex from August 2011 to January 2015. Mr. Martin joined Celldex as the Director of Financial Reporting, Planning and Analysis in 2009. Prior to joining Celldex, from 2000 to 2009, Mr. Martin served in roles of increasing responsibility at Alseres Pharmaceuticals, Inc., most recently serving as the Director of Finance and Corporate Compliance. Mr. Martin began his career at Ernst & Young LLP, holding various positions prior to completing his tenure as Audit Manager. Mr. Martin received an M.B.A. from Boston University, a B.S. from Skidmore College and is a Certified Public Accountant.
Ronald Pepin, Ph.D. became Senior Vice President and Chief Business Officer of Celldex in July 2011. From June 2010 to April 2011, Dr. Pepin served as Vice President at Shire Pharmaceuticals. From August 2000 to December 2009, Dr. Pepin was Senior Vice President, Business Development at Medarex. Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb Company. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Genetics from Georgetown University.
Richard Wright, Ph.D. became Senior Vice President and Chief Commercial Officer of Celldex in July 2015. Dr. Wright served as Vice President of Commercial Operations of Celldex from April 2012 to July 2015. From November 2010 to April 2012, Dr. Wright was Managing Director of Navigant Consulting, a global life sciences consulting practice. From September 2003 to October 2010, Dr. Wright held several senior leadership roles at Bristol-Myers Squibb including Senior Vice President of the U.S. ImmunoScience Division. Dr. Wright currently serves on the Scientific Advisory Board for the Seaver Foundation, a nonprofit organization supporting the Center for Autism Treatment and Research at Mount Sinai Hospital. Dr. Wright received his B.S. in Biological Sciences from Rutgers University and his M.S. and Ph.D. in Microbiology and Molecular Genetics from The University of Medicine and Dentistry of New Jersey (Rutgers University). He received an M.B.A. in Marketing and Finance from Columbia University.
Diane C. Young, M.D. became Senior Vice President, Chief Medical Officer of Celldex in June 2019. Previously, from July 2015 until February 2019, Dr. Young served as Vice President, Chief Medical Officer of GTx, Inc. Prior to that, from 2002 to June 2015, Dr. Young served in roles of increasing responsibility at Novartis Oncology including Vice President, Head of Oncology Clinical Development and Medical Affairs, Latin America and Canada; Vice President, Global Head of Medical Affairs, Oncology Business Unit; and Vice President, Global Head of Clinical Development Phase 2/3, Oncology Business Unit. Prior to that, from 1993 to 2002, Dr. Young served in roles of increasing responsibility at R.W. Johnson Pharmaceutical Research Institute including Vice President for Global Development and Senior Director, Clinical Research and Development. She also held roles at Sandoz Research Institute from 1991 to 1993 including Director of Clinical Research, Cytokine Development Unit and Associate Medical Director. From 1988 to 1990, she was Assistant Director, Clinical Investigation II at Hoffman-LaRoche, Inc. She received her A.B. in Biochemical Sciences from Harvard University and her M.D. from Harvard Medical School. She received further medical training in internal medicine at Johns Hopkins Hospital and Vanderbilt University Hospital and completed a fellowship in medical oncology at Dana-Farber Cancer Institute.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our Compensation Committee oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, www.celldex.com.
Overview
Our executive compensation programs are designed to deliver compensation that is competitive with our peer group and that allows us to attract and retain superior talent who can perform effectively and succeed in a demanding business environment. Our compensation programs are also designed to reward performance against pre-established goals and align the interests of our executives with our stockholders. We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We believe that pay-for-performance compensation programs, which reward our executives when they achieve individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team.
We describe below our compensation philosophy, policies and practices with respect to our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of December 31, 2021, collectively referred to as our Named Executive Officers. In 2021, our Named Executive Officers were Mr. Marucci, Dr. Keler, Mr. Jimenez, Mr. Martin and Dr. Young.
As a biopharmaceutical company dedicated to developing therapeutic monoclonal and bispecific antibodies that address diseases for which available treatments are inadequate, we establish corporate goals that are designed to contribute to the development of our lead programs, ensure that we manage our cash effectively and have sufficient funding to complete near-term development activities for our lead drug candidates and, where appropriate, to pursue partnerships and collaborations through which we can leverage the value of our drug candidates. We seek to link the financial interests of our Named Executive Officers to those of our stockholders by tying compensation to the achievement of these strategic corporate goals, which we believe will drive long-term stockholder value. Each year we establish corporate goals, the achievement of which we believe is essential to the long-term success of our business.
The Compensation Committee has adopted a compensation philosophy of targeting our executive compensation to the 50th percentile of executive compensation of our peer group and the Aon Global Life Sciences Survey results. Executive compensation may be above or below the 50th percentile based on an executive’s experience, scope of position, individual performance and company constraints. The Compensation Committee increased the annual base salary for Mr. Marucci, Dr. Keler, Mr. Jimenez, Mr. Martin and Dr. Young by 3.4% to 3.5% in mid-2021, depending on the position.
In December 2021 and January 2022, our Compensation Committee reviewed our performance relative to our 2021 corporate goals and concluded that we had achieved 120% of our pipeline development, business and financial operations goals. Our Compensation Committee approved annual bonus payments of 114% to 124% of the 2021 bonus target for Mr. Marucci, Dr. Keler, Mr. Jimenez, Mr. Martin and Dr. Young, depending on the position. Further, stock options granted to our executive officers in 2021 have exercise prices equal to 100% of the fair value on the date of grant and vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter based on continued service. We believe that stock options structured in this manner encourage our executive officers to focus on increasing stockholder value and stock price appreciation over the long term and limit unnecessary risk taking behavior, while promoting retention.

In 2021, we accomplished the following significant milestones during the year:
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Continued progress in CDX-0159 clinical program:    In 2021, interim data from our Phase 1b intravenous, open label study in inducible urticaria (cold contact and symptomatic dermographism) were presented at the European Academy of Allergy and Clinical Immunology (EAACI) Annual Congress and the European Academy of Dermatology and Venereology (EADV) 30th Congress. CDX-0159 (single dose, 3 mg/kg) demonstrated a compelling 95% complete response rate to provocation testing; responses occurred rapidly after dosing and were durable. Clinical benefit was also supported across patient reported outcomes measuring symptom control and quality of life. Rapid, marked and durable suppression of serum tryptase and depletion of skin mast cells was observed and CDX-0159 was generally well tolerated. Based on these promising results, the study was expanded in 2021 to include a third cohort (single dose, 3 mg/kg) in patients with cholinergic urticaria and a fourth cohort at a lower dose (single dose, 1.5 mg/kg) in cold urticaria; enrollment to these cohorts is ongoing.

Enrollment also continued in the ongoing Phase 1b dose escalation study in chronic spontaneous urticaria with data expected in July 2022.
Development of CDX-0159 was expanded into a third indication, prurigo nodularis and enrollment to a Phase 1b study is ongoing.
In 2021, we successfully advanced important activities to support the initiation of Phase 2 studies in chronic urticaria in the second quarter of 2022 and continued development. We developed and manufactured a subcutaneous (SubQ) formulation of CDX-0159 and initiated and completed dosing in a Phase 1b multiple dose study of the formulation in healthy volunteers. In February 2022, we reported that subcutaneous delivery of CDX-0159 demonstrated a well tolerated safety profile. Rapid and sustained decreases in serum tryptase compared with placebo were observed and sufficient exposure was achieved to produce tryptase suppression levels comparable with the levels that generated impressive clinical activity observed in the Phase 1 chronic inducible urticaria IV study. Multiple dose levels have been identified to advance into Phase 2 studies. We also completed the in-life dosing portion of our six month chronic toxicology study to support longer term dosing in future studies. Initial results from these study were presented in February 2022 and we believe the data strongly support our planned Phase 2 programs in urticaria and continued expansion into future indications.
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Continued progress in our oncology programs:    In 2021, we continued the ongoing Phase 1b study of CDX-1140. The safety run-in combination cohort with gemcitabine/nab-paclitaxel was completed and expansion cohorts in combination with KEYTRUDA® (pembrolizumab) in patients with squamous cell head and neck cancer and non-small cell lung cancer who have progressed on checkpoint therapy were initiated and continue to enroll patients. In June, data from the Phase 1 dose-escalation study in solid tumors of CDX-527, the first candidate from our bispecific pipeline, were presented at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting. A good safety profile was observed along with promising pharmacodynamic and pharmacokinetic activity, which are important key hurdles for the development of bispecific antibodies. An expansion cohort in ovarian cancer was initiated and continues to enroll patients.

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Cash runway through 2025:    In July 2021, we completed an underwritten public offering resulting in net proceeds of $270 million, after deducting underwriting fees and offering expenses. We ended 2021 with cash, cash equivalents and marketable securities of $408 million which we believe will enable us to meet estimated working capital requirements and fund planned operations through 2025.

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Execute on Diversity, Equity and Inclusion (DE&I) initiatives:    We are committed to promoting diversity, equity, inclusion and excellence broadly at Celldex and in our communities. In 2021, we established an Employee Resource Group that focused their efforts on creating learning opportunities, building a culture of awareness and allyship, providing resources related to DE&I at Celldex and engaging in our respective local communities to support DE&I activities, in particular around enhancing the talent pipeline in biotechnology. Multiple initiatives were established, including a speaker series, an internship program and company-wide DE&I training.

Independent Compensation Consultants
The Compensation Committee believes that independent advice is important in developing Celldex’s director and executive compensation programs and engages Aon’s Human Capital Solutions practice, a division of Aon plc, as its independent compensation consultant. Aon reports directly to the Compensation Committee and provides guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company’s compensation peer group and other matters as directed by the Compensation Committee. The Company also participated in various Aon surveys in 2021. In 2021, Aon did not provide any other services to Celldex. The Compensation Committee has assessed the independence of Aon and concluded that no conflict of interests exists under applicable SEC rules.
Data Used to Make Compensation Determinations
In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group as a reference point. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions.
We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as other development-stage life science companies, both within and outside our geographic areas. We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We believe we must offer a compensation package to all of our officers and our other employees that is competitive with our peer group, as well as larger pharmaceutical and biotechnology companies from whom we frequently draw talent. In addition, the comparator companies should be aligned with our current stage of development and have similar short and long-term growth objectives. In 2021, the Compensation Committee set the target level of total executive compensation, as well as the key elements of compensation, at the 50th percentile of our peer group, but then adjusted each of the elements based on an individual’s performance and contribution to our strategic objectives. The Committee may need to adjust these levels in the future to attract or retain specific individuals.
We review the levels of cash, equity and total compensation for all comparable officers in our peer group relative to the elements of compensation paid to our officers. In considering how these data relate to our existing compensation structure, we take into account our size, stage of development, performance and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our officers versus those of comparable executives at such peer group companies. We used two primary market frames of reference (which we refer to as the “market”) against which to compare our total executive compensation practices and levels and inform our decisions regarding compensation of our officers as follows:
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Select Peer Group — A select group of national biotechnology companies at a similar stage of development as our company with similar headcount, R&D expense, market capitalization and in most cases, similar therapeutic targets, and

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Aon Global Life Sciences Survey — A national survey of executive compensation levels and practices that covers approximately sixty executive positions in over 600 multinational life sciences organizations.

We do not apply a specific weighting to either data source when making compensation comparisons. Instead, we develop competitive market guidelines using these data sources.
We review our peer group each year to ensure continued relevance as we grow and develop, and the Compensation Committee approves our peer group prior to its adoption. In March 2021, the following peer group was approved by the Compensation Committee and used to inform our decisions affecting executive compensation in 2021:

Aclaris Therapeutics	RAPT Therapeutics
Applied Molecular Transport	Rubius Therapeutics
Chimerix, Inc.	Seres Therapeutics, Inc.
Enanta Pharmaceuticals	Spero Therapeutics
Evelo Biosciences	SQZ Biotechnologies Company
Five Prime Therapeutics, Inc.	Summit Therapeutics
Gritstone Oncology	Sutro Biopharma
Inovio Pharmaceuticals	Syndax Pharmaceuticals, Inc.
Mersana Therapeutics	Syros Pharmaceuticals
Precision BioSciences	TCR2 Therapeutics
Protagonist Therapeutics, Inc.
In March 2021, this peer group consisted of public companies in the biopharmaceutical industry with product candidates generally in mid-stage development, with employee headcount average of 113 (range of 43 to 262), R&D expense average of $71 million and market capitalization average of $1.0 billion. We believe that, as of March 2021, this list was representative of the companies with whom we generally compete for talent.
Administration and Objectives of Our Executive Compensation Program
The Compensation Committee of the Board of Directors, which comprises independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of our strategic corporate goals and participation in our stock option program. Stock option grants are made in accordance with our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). Prior to the approval of the 2021 Plan, stock option grants were made in accordance with our 2008 Stock Option and Incentive Plan, as amended (the “2008 Plan”). The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan, as amended (the “2004 Plan”), in which employees participate on a voluntary basis.
Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:
•
attract and retain talented and experienced executives;

•
motivate and reward executives whose knowledge, skills and performance are critical to our success;

•
provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of predetermined goals;

•
ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•
foster a shared commitment among executives by aligning our and their individual goals; and

•
compensate our executives to manage our business to meet our near-term and long-term objectives.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment, experience and the recommendations of the Chief Executive Officer (except for his own compensation) to determine the appropriate mix of compensation for each executive officer.

In determining whether to adjust the compensation of any of our Named Executive Officers, we annually take into account the changes, if any, in the following:
•
market compensation levels;

•
the contributions made by each executive officer;

•
the performance of each executive officer;

•
the increases or decreases in responsibilities and roles of each executive officer;

•
the business needs of the Company with respect to each executive officer;

•
the relevance of each executive officer’s experience to other potential employers; and

•
the readiness of each executive officer to assume a more significant role within the organization.

In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry.
Executive Compensation Components
In order to both attract and retain experienced and qualified executives to manage us, the Compensation Committee’s policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional incentive- based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive’s total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals and align the executive’s interest with those of our stockholders.
Our executive compensation program is primarily composed of base salary, incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2021 based on a number of factors including:
•
our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•
the roles and responsibilities of our executives;

•
the individual experience and skills of, and expected contributions from, our executives;

•
the amounts of compensation being paid to our other executives; and

•
our executives’ historical compensation.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.
Base Salary
Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the Chief Executive Officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts, New Haven, Connecticut and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enable us to hire and retain our leadership team in an extremely competitive environment. Our Compensation Committee annually reviews salary ranges and individual salaries for our executive officers and approved the following annual salaries for our Named Executive Officers:
	Annual Salary
Name	As of December 31, 2021	As of December 31, 2020	Increase $	Increase %
Anthony S. Marucci	$680,908	$657,882	$23,026	3.5%
Tibor Keler, Ph.D.	$483,645	$467,645	$16,000	3.4%
Freddy Jimenez	$391,230	$378,000	$13,230	3.5%
Sam Martin	$412,820	$398,860	$13,960	3.5%
Diane C. Young, M.D.	$438,141	$423,325	$14,816	3.5%
Annual Performance-Based Cash Bonus
We have designed our annual cash bonuses to reward our executive officers for their individual performance and their actual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals was, in 2021, the primary factor considered by our Compensation Committee in determining the annual bonuses for our executive officers. However, the Compensation Committee retains discretion to adjust any individual bonus based on assessment of such individual’s performance. Our performance-based bonus plan emphasizes the contributions of each of our executive officers to the achievement of our corporate goals.
At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals and target bonuses. In 2021, the Compensation Committee established target bonuses for each of our Named Executive Officers including 60% of base salary for Mr. Marucci, 45% of base salary for Dr. Keler, and 40% of base salary for Mr. Jimenez, Mr. Martin and Dr. Young. Corporate goals are proposed by management, reviewed and approved by the Compensation Committee and also approved by the Board of Directors on an annual basis. The Compensation Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.
The Compensation Committee reviewed the 2021 corporate goals at meetings held in April, June and September 2021 to gauge our levels of achievement and to assess whether the corporate goals approved earlier in the year remained relevant and complete. In December 2021 and January 2022, prior to approving 2021 incentive bonuses, the Compensation Committee evaluated our 2021 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2021. The Compensation Committee considered the 2021 performance and determined that based on the success the Company had in accomplishing the significant milestones detailed above we exceeded (120%) our 2021 corporate goals for pipeline development and business and financial operations. Our corporate goals for 2021 and the level at which the Compensation Committee determined they were achieved are as follows:

2021 Corporate Goals	Relative Weight	2021 Achievement
Pipeline Development:	50	120%
CDX-0159
• Deliver final results from Phase 1b CIndU trial
• Deliver final results from Phase 1b CSU trial
• Initiate Phase 1b prurigo nodularis (PN) trial
• Successfully manufacture and introduce sub-Q formulation into the clinic
• Prepare for initiation of Phase 2 in chronic urticaria
• Continue to evaluate CDX-0159 disease opportunities through internal efforts/external collaborations
CDX-1140
• Deliver results in combination with pembro and from first stage of evaluation in combination with chemotherapy
• Define future development strategy
• Execute on Bridge grant commitments, including oversight of external clinical development and manufacture of CDX-301
CDX-527
• Complete enrollment in dose escalation portion of CDX-527 Phase 1 trial
• Initiate Phase 1 study
• Complete enrollment in initial dose expansion cohorts within CDX-527 Phase 1 trial
• Define future development strategy
Earlier stage pipeline assets
• Select follow on molecule (KIT bispecific) for development
• Continued evaluation and development of next R&D targets
Business and Financial Operations:	50	120%
• Execute on D&I initiative focused on promoting inclusion and diversity broadly at Celldex and on exploring ways to ensure our industry has a robust and diverse talent pipeline
• Preserve two years of cash (through 2023) even if burn increases with clinical success
• Increase/maintain institutional ownership from 83% to 85%
• Obtain term sheet for significant in/out-licensing, collaboration or M&A transaction, as appropriate
• Provide sufficient cash to extend runway through 2024, as appropriate
Totals:	100	120%
At the Compensation Committee’s January 2022 meeting, Mr. Marucci reviewed in detail the performance of each executive officer, excluding himself, and considered such individual’s contributions to our success in 2021. Mr. Marucci’s bonus recommendations were based on such individual performance assessments and the fact that the Company achieved 120% of its predetermined corporate goals in 2021 and each employee, including the executive officers, contributed to our success in achieving the 2021 corporate goals.
The Compensation Committee discussed Mr. Marucci’s recommendations for the Named Executive Officers and reviewed Mr. Marucci’s performance for fiscal 2021. Based on Mr. Marucci’s recommendations for each of the Named Executive Officers, the Compensation Committee’s review of Mr. Marucci’s performance and the Compensation Committee’s determination that 120% achievement of the corporate goals for 2021, the Compensation Committee approved annual bonus payments of 114% to 124% of the 2021 bonus target for Mr. Marucci, Dr. Keler, Mr. Jimenez, Mr. Martin and Dr. Young, depending on the position.
The Compensation Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2021, were fair, reasonable and appropriate based on the factors described above.
Equity Compensation
We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.
We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for restricted stock units and stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.
All such grants to our Named Executive Officers are subject to prior approval by the Compensation Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting equity-based awards, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:
•
the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

•
previous grants of stock options to such executive officers;

•
vesting schedules of previously granted options;

•
the performance of the executives and their contributions to our overall performance;

•
an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

•
an outside survey of similarly situated biotechnology companies’ proxy statements;

•
personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies;

•
the financial statement impact of stock option awards on our results of operations; and

•
the amount and percentage of our total equity on a diluted basis held by our executives.

Equity compensation awards to our Named Executive Officers consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter. All historical option grants were made at what our Compensation Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.
On June 17, 2021, the Compensation Committee awarded stock options to all qualified employees, including stock options to purchase 224,000 shares, 91,000 shares, 73,000 shares, 85,000 shares, and 72,000 shares of our common stock to each of Mr. Marucci, Dr. Keler, Mr. Jimenez, Mr. Martin and Dr. Young, respectively.

Other Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.
Employment Agreements and Post-Termination Compensation and Benefits
We depend greatly on the intellectual capabilities and experience of our key executives. Our success is dependent on our ability to attract and retain highly skilled executives with significant experience in the biotechnology industry, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. Therefore we enter into employment agreements with each of our Named Executive Officers.
In general, each employment arrangement provides for cash severance, 100% acceleration of any unvested options, restricted stock and/or other equity awards and continuation of certain employee benefits in the event that an executive’s employment is terminated within a one year period immediately following a change of control either without cause or by the executive for good reason. The cash severance consists of a single lump sum payment equal to (i) twenty-four (24) times the executive’s highest monthly base compensation paid hereunder during the preceding twenty-four month period, plus (ii) 150% (200%, in the case of Mr. Marucci) of the highest one-year annual bonus actually received by the executive during the preceding two full fiscal years prior to the date of termination. We use a “double trigger” with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during the one year period immediately following the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk.
In addition to the benefits that only accrue in connection with a change of control, our agreements with the Named Executive Officers provide for cash severance, 25% acceleration of unvested options (in the case of Mr. Marucci and Dr. Keler), restricted stock and/or other equity awards and continuation of certain employee benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. The cash severance consists of a lump sum cash payment equal to 100% (200% in the case of Mr. Marucci) of the executive’s then existing base salary. A further discussion of the terms and projected payments under each of these agreements is set forth below under the heading Potential Payments upon Termination of Employment or Change in Control.
Committee Consideration of the Company’s 2021 Shareholder Advisory Vote on Executive Compensation
At our 2021 Annual Meeting of Shareholders, approximately 95% of the shares voted at the meeting approved, on an advisory basis, the compensation of the Named Executive Officers. Given that a majority of the shares voted approved the ‘say on pay’ advisory proposal, the Committee did not implement specific changes and continued with its performance-based compensation philosophy and its balanced approach to various components of its compensation program. However, the Compensation Committee does monitor the results of the annual advisory ‘say-on-pay’ proposal and refers to such results as one of many factors considered in connection with the discharge of its responsibilities, although the Committee does not assign a quantitative weighting to any such factors.
We listen to the views of shareholders and receive valuable commentary and insights from them. We believe that our executive compensation program is aligned with structures and the components sought by our shareholders and the practices of our peer companies. We believe that our program is effective at motivating our executive officers to achieve our goals.
The Compensation Committee and the Board are committed to continually evaluating changes to the compensation program that will enhance the link between our long-term strategy and objectives and the incentives for our executive officers and enhancing alignment between our executive officers’ and our shareholders’ interests.

Summary Compensation Table
The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2021, 2020 and 2019 to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of December 31, 2021 (collectively, the “Named Executive Officers”).
Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci	2021	668,509	490,254	—	4,868,797	—	—	18,334	6,045,894
President and Chief	2020	644,257	395,000	—	1,950,788	—	—	16,623	3,006,668
Executive Officer	2019	619,478	284,661	—	208,580	—	—	15,601	1,128,320
Tibor Keler., Ph.D.	2021	475,030	265,000	—	1,977,949	—	—	8,483	2,726,462
Executive Vice President and	2020	457,405	190,000	—	859,939	—	—	7,508	1,514,852
Chief Scientific Officer	2019	442,474	135,549	—	125,148	—	—	4,182	707,353
Freddy Jimenez(4)	2021	382,208	190,000	—	1,586,706	—	—	7,490	2,166,404
Senior Vice President and
General Counsel
Sam Martin	2021	405,303	205,000	—	1,847,535	—	—	9,044	2,466,882
Senior Vice President and	2020	391,397	142,000	—	840,829	—	—	8,671	1,382,897
Chief Financial Officer	2019	374,231	103,000	—	89,689	—	—	8,097	575,017
Diane C. Young, M.D.(5)	2021	430,163	200,000	—	1,564,970	—	—	5,834	2,200,967
Senior Vice President,
Chief Medical Officer

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2021, 2020 and 2019.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) of stock option awards made in fiscal years ended December 31, 2021, 2020 and 2019 for annual awards pursuant to the 2021 Plan and the 2008 Plan. For a discussion regarding the valuation of our stock option awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not represent the actual amounts paid to the Named Executive Officers or the actual value that may be realized by the Named Executive Officers upon exercise of such stock options.

(3)
The amounts listed in the All Other Compensation column includes our matching contribution to the 401(k) Savings Plan of each Named Executive Officer and premiums paid for life insurance under our nondiscriminatory group plan for each Named Executive Officer. In addition, Mr. Marucci’s compensation includes (i) the annual premium of $2,550 in 2021, 2020 and 2019 for a $1,000,000 term life insurance policy and (ii) $6,178, $4,401 and $3,721 for the personal use of a Company car in 2021, 2020 and 2019, respectively.

(4)
On January 1, 2021, Mr. Jimenez was promoted to Senior Vice President and General Counsel.

(5)
Dr. Young joined us on June 24, 2019.

Grants of Plan-Based Awards
The following table provides information on stock options and stock awards granted in 2021 to each of our Named Executive Officers.
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	6/17/21					224,000	28.00	4,868,797
Tibor Keler, Ph.D.	6/17/21					91,000	28.00	1,977,949
Freddy Jimenez	6/17/21					73,000	28.00	1,586,706
Sam Martin	6/17/21					85,000	28.00	1,847,535
Diane Young, M.D.	6/17/21					72,000	28.00	1,564,970

(1)
The exercise prices reflect the closing price of our common stock on the grant date.

(2)
The grant date fair values are generally the amount we would expense in our financial statements over the award’s service period, but does not include a reduction for estimated forfeitures.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at December 31, 2021. All share and per share amounts reflect the one for fifteen reverse stock split which became effective February 8, 2019.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	—	224,000		28.00	6/17/31
Anthony S. Marucci(1)	91,875	153,125		10.38	6/18/30
Anthony S. Marucci(1)	62,500	37,500		2.78	6/19/29
Anthony S. Marucci(1)	62,706	8,959		9.02	6/13/28
Anthony S. Marucci	31,665	—		34.80	6/15/27
Anthony S. Marucci	31,665	—		70.80	6/8/26
Anthony S. Marucci	18,666	—		381.15	6/10/25
Anthony S. Marucci	18,666	—		201.75	6/4/24
Anthony S. Marucci	18,666	—		245.40	7/1/23
Anthony S. Marucci	18,666	—		85.35	9/12/22
Tibor Keler, Ph.D.(1)	—	91,000		28.00	6/17/31

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Tibor Keler, Ph.D.(1)	40,500	67,500		10.38	6/18/30
Tibor Keler, Ph.D.(1)	37,500	22,500		2.78	6/19/29
Tibor Keler, Ph.D.(1)	22,749	3,250		9.02	6/13/28
Tibor Keler, Ph.D.	10,799	—		34.80	6/15/27
Tibor Keler, Ph.D.	10,799	—		70.80	6/8/26
Tibor Keler, Ph.D.	7,766	—		381.15	6/10/25
Tibor Keler, Ph.D.	7,766	—		201.75	6/4/24
Tibor Keler, Ph.D.	7,666	—		245.40	7/1/23
Tibor Keler, Ph.D.	7,666	—		85.35	9/12/22
Freddy Jimenez(1)	—	73,000		28.00	6/17/31
Freddy Jimenez(1)	13,500	22,500		10.38	6/18/30
Freddy Jimenez(1)	12,500	7,500		2.78	6/19/29
Freddy Jimenez(1)	3,645	521		9.02	6/13/28
Freddy Jimenez	1,666	—		34.80	6/15/27
Freddy Jimenez	266	—		65.40	8/11/26
Freddy Jimenez	733	—		70.80	6/8/26
Freddy Jimenez	1,400	—		112.50	3/1/26
Sam Martin(1)	—	85,000		28.00	6/17/31
Sam Martin(1)	39,600	66,000		10.38	6/18/30
Sam Martin(1)	8,296	16,125		2.78	6/19/29
Sam Martin(1)	6,238	3,292		9.02	6/13/28
Sam Martin	4,332	—		34.80	6/15/27
Sam Martin	1,399	—		70.80	6/8/26
Sam Martin	1,399	—		381.15	6/10/25
Sam Martin	799	—		201.75	6/4/24
Sam Martin	500	—		245.40	7/1/23
Sam Martin	350	—		95.55	9/20/22
Diane Young, M.D(1)	—	72,000		28.00	6/17/31
Diane Young, M.D(1)	22,400	45,000		10.38	6/18/30
Diane Young, M.D(1)	33,750	26,250		2.71	7/8/29

(1)
25% of the options vest on the first anniversary of the grant date and the remainder vest quarterly (in equal amounts) over the subsequent 12 quarters.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the number of option exercises in fiscal 2021 and the number of shares of stock issued under the 2021 Plan and 2008 Plan that vested in fiscal 2021 and the corresponding amounts realized by our Named Executive Officers.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony S. Marucci	3,537	20,161	—	—
Tibor Keler, Ph.D.	—	—	—	—
Freddy Jimenez	—	—	—	—
Sam Martin	35,381	1,386,246	—	—
Diane Young, M.D.	4,600	149,781	—	—

(1)
Value realized on exercise represents difference between sale price and exercise price for shares sold or difference between closing price on day of exercise and exercise price for shares held and not sold.

Employment Agreements
The terms and conditions of the employment agreements of Mr. Marucci, Dr. Keler, Mr. Jimenez, Mr. Martin and Dr. Young are governed by written employment contracts which became effective on July 1, 2021. The employment agreements provide, among other things, for:
•
current annual base salary ($680,908 in the case of Mr. Marucci, $483,645 in the case of Dr. Keler, $391,230 in the case of Mr. Jimenez, $412,820 in the case of Mr. Martin and $438,141 in the case of Dr. Young) or such greater amount as may from time to time be determined by the Board of Directors or the Compensation Committee thereof;

•
eligibility for an annual bonus with a current bonus target (60% of base salary in the case of Mr. Marucci, 45% of base salary in the case of Dr. Keler and 40% of base salary in the case of Mr. Jimenez, Mr. Martin and Dr. Young);

•
a lump sum severance payment equal to 100% (200% in the case of Mr. Marucci only) of the executive’s then-existing annual base salary in the event that the executive’s employment is terminated without cause or the executive resigns “for good reason” (as defined in the employment agreement) and 25% accelerated vesting of any unvested equity awards (in the case of Mr. Marucci and Dr. Keler); and

•
accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive’s highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation “for good reason” by the executive within one year immediately following a change in control (as defined in the employment agreement).

The employment agreements had an initial term through December 31, 2021 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. The Company may terminate the employment agreements without cause, on 90-days’ prior notice, or for cause, subject to a 30-day cure period in certain circumstances.
Pension Benefits
None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation
None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination of Employment or Change in Control
Our Named Executive Officers have provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in “Employment Agreements,” and certain estimates of these change of control benefits are provided in the tables below.
The following table describes the potential payments and benefits upon employment termination for our Named Executive Officers as if their employment had terminated as of December 31, 2021.
Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex without cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Anthony S. Marucci
Base Salary	$—	$1,361,816	$1,361,816	$—	$1,361,816
Bonus	—	—	—	—	980,508
Equity Awards Acceleration(3)	—	2,080,205	2,080,205	—	8,320,820
Continuation of Health Benefits	—	40,176	40,176	—	40,176
Total	$—	$3,482,197	$3,482,197	$—	$10,703,320
Tibor Keler, Ph.D.
Base Salary	$—	$483,645	$483,645	$—	$967,290
Bonus	—	—	—	—	397,500
Equity Awards Acceleration(3)	—	944,730	944,730	—	3,778,916
Continuation of Health Benefits	—	29,646	29,646	—	29,646
Total	$—	$1,458,021	$1,458,021	$—	$5,173,352
Freddy Jimenez
Base Salary	$—	$391,230	$391,230	$—	$782,460
Bonus	—	—	—	—	285,000
Equity Awards Acceleration(3)	—	424,240	424,240	—	1,696,954
Continuation of Health Benefits	—	40,176	40,176	—	40,176
Total	$—	$855,646	$855,646	$—	$2,804,590
Sam Martin
Base Salary	$—	$412,820	$412,820	$—	$825,640
Bonus	—	—	—	—	307,500
Equity Awards Acceleration(3)	—	861,331	861,331	—	3,445,324
Continuation of Health Benefits	—	40,176	40,176	—	40,176
Total	$—	$1,314,327	$1,314,327	$—	$4,618,640

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason(1)	Termination by Celldex without cause(1)	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(2)
Diane Young, M.D.
Base Salary	$—	$438,141	$438,141	$—	$876,282
Bonus	—	—	—	—	300,000
Equity Awards Acceleration(3)	—	745,236	745,236	—	2,980,943
Continuation of Health Benefits	—	13,410	13,410	—	13,410
Total	$—	$1,196,787	$1,196,787	$—	$4,170,635

(1)
Upon termination without cause or resignation for good reason, the employee is generally entitled to a lump sum payment equal to 100% (200% in the case of Mr. Marucci only) of the employee’s then annual base salary, continuation of certain employee benefits and 25% accelerated vesting of any unvested equity awards.

(2)
The employee is generally entitled to accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive’s highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation “for good reason” by the executive within one year immediately following a change in control (as defined in the employment agreement).

(3)
The exercise price of each unvested option outstanding was greater than $38.64 per share (the closing price on the last trading day of 2021).

Stock Ownership Policy
In March 2021, our Board adopted a stock ownership policy which requires our Chief Executive Officer and our other executive officers (the “Covered Persons”) to own shares of our common stock to further align their interests with those of our stockholders. The guidelines require that Covered Persons achieve the following level of stock ownership:
Level	Minimum Required Level of Stock Ownership
CEO	3 times annual base salary
Other Executive Officers	1 times annual base salary
For purposes of these calculations, the following shares of our common stock count toward satisfaction of the guidelines: (i) shares held outright by the Covered Person or his or her immediate family members, (ii) shares held indirectly by trusts, family partnerships and other types of entities formed for the benefit of the Covered Person or his or her immediate family members, (iii) the value of vested stock options (valued at 70% of their net value) and restricted stock units and performance stock units, if any (valued at 70% of their fair market value) and (iv) shares held by investment funds, trusts, retirement funds, partnerships, corporations and other types of entities over which the Covered Person has the ability to influence or direct investment decisions. For purposes of these calculations, the base salary amounts are based on the base salaries in effect as of March 2021.
Covered Persons are required to achieve the relevant ownership threshold on or before January 1, 2026 (the fifth measurement date following the adoption of the plan) or, if a Covered Person is appointed or promoted after March 2021, five measurement dates from his or her respective date of appointment or promotion, and are based on the base salary in effect at the time of such appointment or promotion.

We assess compliance with these stock ownership guidelines on an annual basis. At January 1, 2022, all directors and officers had achieved their required stock ownership.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.
The purpose of this disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal 2021, the principal executive officer of Celldex was our Chief Executive Officer, Anthony S. Marucci. For 2021, the annual total compensation, using the same methodology we use for our named executive officers as set forth in the summary compensation table, for Mr. Marucci was $6,045,894, and for our median employee was $195,006, resulting in an estimated pay ratio of 31 to 1.
In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) determining our employee population as of December 31, 2021 (including all full-time, part-time, salaried, hourly, and seasonal employees, but excluding Mr. Marucci), (ii) calculating the total compensation for each employee for fiscal 2021 by aggregating (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the bonus for 2021, and (C) the estimated accounting value of any equity awards granted during 2021, and (iii) ranking this compensation measure for our employees from lowest to highest.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Director Compensation
Directors who are not our employees are each entitled to receive a retainer fee of $40,000 each fiscal year (“Annual Retainer”). The Chair of the Board is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors is entitled to receive an annual retainer fee of $15,000, $12,500 and $8,000, respectively, in addition to his or her Annual Retainer. Each committee member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (other than the Chairperson of a committee) will receive an annual retainer of $7,500, $6,250 and $4,000, respectively, in addition to his or her Annual Retainer. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors.
Effective June 2021, Directors who are not our employees are each entitled to receive the lesser of 12,000 options or the number of options subject to the existing Director annual compensation limit of $400,000 and, for new directors, the lesser of 24,000 options or the number of options subject to the existing Director compensation limit of $600,000. In June 2021, all non-employee directors received an annual stock option grant to purchase 12,000 shares of the Company’s common stock following the 2021 Annual Meeting of Stockholders.
The following table summarizes the annual compensation for our non-employee directors during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Karen L. Shoos	74,000	—	260,828	—	—	—	334,828
Keith L. Brownlie	59,000	—	260,828	—	—	—	319,828
Herbert J. Conrad	54,250	—	260,828	—	—	—	315,078
James J. Marino	60,000	—	260,828	—	—	—	320,828
Harry H. Penner, Jr.	53,750	—	260,828	—	—	—	314,578

(1)
The amounts in the Option Awards column reflect the grant date fair value in accordance with U.S. GAAP of stock option awards made in 2021 to each of our non-employee directors for awards pursuant to the 2021 Plan subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture (so long as the director remains a member of the Board as of such date). As of December 31, 2021, our non-employee directors had the following stock options outstanding: Karen L. Shoos — 34,918, Keith L. Brownlie — 33,499, Herbert J. Conrad — 34,918, James J. Marino — 33,499 and Harry H. Penner, Jr. — 34,918. For a discussion regarding the valuation of our stock option awards for financial statement reporting purposes, please refer to Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not represent the actual amounts paid to the directors or the actual value that may be realized by the directors upon exercise of such stock options.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: James J. Marino, Chair, Herbert J. Conrad and Harry H. Penner, Jr. None of these Compensation Committee members was an officer or employee of us during the year. No Compensation Committee interlocks between us and another entity existed.
Risk Considerations
We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. The Compensation Committee considered our strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. We are a biopharmaceutical company that is generating a pipeline of drug candidates to treat diseases for which available treatments are inadequate and do not yet generate earnings. While a significant portion of our executives’ compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an “all or nothing” approach. As discussed above in our Compensation Discussion and Analysis section, we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.
Stock Ownership Policy — Non-Employee Directors
In March 2021, our Board adopted stock ownership guidelines applicable to our non-employee directors based on its belief that stock ownership would further align their interests with the long-term interests of our stockholders. The minimum stock ownership requirement for non-employee directors is three times the Annual Retainer. Non-employee directors are required to achieve this level of stock ownership by January 1, 2026 (the fifth measurement date following the adoption of the plan), and any non-employee directors appointed or elected after March 2021 are required to achieve this level of stock ownership by the fifth measurement date from his or her respective date of appointment or election. Measurement dates are January 1 of each year. We assess compliance with these stock ownership guidelines on an annual basis. At January 1, 2022, each of our non-employee directors had achieved their required stock ownership.

COMPENSATION COMMITTEE REPORT*
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussion of the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.
Compensation Committee:
James J. Marino, Chair
Herbert J. Conrad
Harry H. Penner, Jr.

*
The foregoing report of the Compensation Committee is not to be deemed “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

REPORT OF THE AUDIT COMMITTEE*
The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2021 as follows:
1.
The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2021.

2.
The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended, Communications with Audit Committees. That Auditing Standard requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

3.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the auditors’ independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526.

In addition, the Audit Committee considered whether the provision of tax or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.
Audit Committee:
Keith L. Brownlie, Chair
James J. Marino
Harry H. Penner, Jr.

*
The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of April 6, 2022 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.
For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after April 6, 2022 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.
The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 46,754,348 shares of common stock outstanding as of April 6, 2022 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.
Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(2)
5% Holders
FMR LLC	6,999,580(3)	15.0%
245 Summer Street Boston, Massachusetts 02210
RTW Investments, LP	3,921,579(4)	8.4%
40 10th Avenue 7th Floor New York, NY 10014
BlackRock Inc.	3,101,030(5)	6.6%
55 East 52nd Street New York, NY 10055
The Vanguard Group	2,413,056(6)	5.2%
100 Vanguard Blvd. Malvern, PA 19355
State Street Corp	2,368,040(7)	5.1%
One Lincoln Street Boston, MA 02111
Director Nominees and Named Executive Officers
Keith L. Brownlie	22,165(8)	**
Cheryl L. Cohen	—	**
Herbert J. Conrad	25,481(9)	**
Freddy Jimenez	37,900(10)	**
Tibor Keler, Ph.D.	172,693(11)	**
James J. Marino	34,203(12)	**
Sam Martin	98,224(13)	**
Anthony S. Marucci	408,511(14)	**
Garry A. Neil, M.D.	—	**
Harry H. Penner, Jr.	25,708(15)	**
Karen L. Shoos	25,703(16)	**
Diane C. Young, M.D.	70,265(17)	**
All Director Nominees and Executive Officers as a group (17 persons)	1,303,981(18)	2.7%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of April 6, 2022.

(3)
Based solely on information set forth in a Schedule 13G filed with the SEC by FMR LLC on February 9, 2022.

(4)
Based solely on information set forth in a Schedule 13G filed with the SEC by RTW Investments, LP on February 14, 2022.

(5)
Based solely on information set forth in a Schedule 13G filed with the SEC by BlackRock Inc. on February 4, 2022.

(6)
Based solely on information set forth in a Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2022.

(7)
Based solely on information set forth in a Schedule 13G filed with the SEC by State Street Corp on February 10, 2022.

(8)
Includes 21,499 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(9)
Includes 22,918 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(10)
Includes 37,470 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(11)
Includes 165,336 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(12)
Includes 21,499 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(13)
Includes 73,846 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(14)
Includes 381,116 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(15)
Includes 22,918 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(16)
Includes 22,918 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(17)
Includes 68,150 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

(18)
Please refer to footnotes 8 – 17. Includes for executive officers not named in the table, 16,969 shares of common stock and 366,159 shares of common stock underlying options which are or may be exercisable as of April 6, 2022 or 60 days after such date.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2021 regarding shares of our common stock that may be issued under our existing equity compensation plans, including our 2021 Omnibus Equity Incentive Plan, our 2008 Incentive Plan and our 2004 Employee Stock Purchase Plan (the “2004 ESPP Plan”).
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights(1)	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	4,077,667(3)	$30.02	3,492,692(4)

(1)
Does not include any Restricted Stock as such shares are already reflected in our outstanding shares.

(2)
Consists of the 2021 Omnibus Equity Incentive Plan, 2008 Incentive Plan and the 2004 ESPP Plan.

(3)
Does not include purchase rights accruing under the 2004 ESPP Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(4)
Includes shares available for future issuance under the 2021 Omnibus Equity Incentive Plan and the 2004 ESPP Plan as of December 31, 2021, of which 3,304,217 shares are available for grants in the form of restricted stock, deferred stock, performance shares or unrestricted stock under the 2021 Omnibus Equity Incentive Plan.

Transactions with Related Persons
It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex’s business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. Other than compensation arrangements for our Named Executive Officers and directors, which are described in the section entitled “Executive Compensation,” since January 1, 2021, there have been no transactions or series of similar transactions to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022
(Proposal No. 2)
The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2022 and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members have any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.
Principal Accountant Fees and Services
The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:
Fee Category	2021	2020
	(In thousands)
Audit Fees	$653	$745
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3	3
Total Fees	$656	$748
Audit Fees
Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.
All Other Fees
All other fees consist of fees relating to an accounting research tool and disclosures database.
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.
The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and All Other Fees as described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has determined that such services for fiscal years 2021 and 2020 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.
The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 1301, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 3)
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules.
As described in detail under the heading “Compensation of Executive Officers — Compensation Discussion and Analysis,” our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers — Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our Named Executive Officers.
The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on Celldex, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and accordingly, the Board and Compensation Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THIS PROPOSAL NO. 3.
STOCKHOLDER PROPOSALS

Submitting Proxy Proposals and Director Nominations for the 2023 Annual Meeting
Proposals for Inclusion in Our 2023 Proxy Materials
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex’s proxy statement and form of proxy for our 2023 Annual Meeting must be received by Celldex on or before January 2, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.
Director Nominations for Inclusion in Our 2023 Proxy Materials (Proxy Access)
Any stockholder considering a proxy access nomination should carefully review our bylaws. Under our proxy access bylaw, if a stockholder (or a group of stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2023 proxy materials for election at our 2023 Annual Meeting of Stockholders, then the nominations must be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary. Any such nomination must be received by us not earlier than December 3, 2022 and not later than January 2, 2023.
Other Proposals or Nominations to be Brought before Our 2023 Annual Meeting
Any shareholder considering introducing a nomination or other item of business should carefully review the procedures set forth in our bylaws. Our bylaws state that a stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (i) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (ii) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827, Attn.: Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.
The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A in connection with Proposal 3:
•
Sections of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022: “Part II. Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part II. Item 8 — Financial Statements and Supplementary Data,” “Part II. Item 7A — Quantitative and Qualitative Disclosure About Market Risk” and “Part II. Item 9 — Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.”

In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.
Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Corporate Secretary at Celldex Therapeutics, Inc., Perryville III Building, 53 Frontage Road, Suite 220, Hampton, NJ 08827. A request for copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 19, 2022.

OTHER MATTERS
As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors
/s/ Sam Martin

Secretary
Hampton, NJ
May 2, 2022

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLDX2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

For All	Withhold All	For All Except
☐	☐	☐

____

1. Election of Directors

Nominees

01) Karen L. Shoos	02) Anthony S. Marucci	03) Keith L. Brownlie	04) Cheryl L. Cohen	05) Herbert J. Conrad
06) James J. Marino	07) Garry A. Neil, M.D.	08) Harry H. Penner, Jr.		

0000563185_1 R1.0.0.24

CELLDEX THERAPEUTICS, INC. PERRYVILLE III BUILDING53 FRONTAGE ROAD, SUITE 220 HAMPTON, NJ 08827 SCAN TOVIEW MATERIALS & VOTEVO Ym h se the nternet to transmit your voting instructions and or electronic delivery o in ormation. Vote by 11 5 P.M. E on une 15, . Have your proxy card in hand when you access the web site and ollow the instructions to obtain your records and to create an electronic voting instruction orm.During The Meeting - Go to i u l h h l m i g m/CLDX2022You may attend the meeting via the nternet and vote during the meeting. Have the in ormation that is printed in the box marked by the arrow available and ollow the instructions.VO Y PHO 1-800-690-6903 se any touch-tone telephone to transmit your voting instructions. Vote by 11 5 P.M. E on une 15, . Have your proxy card in hand when you call and then ollow the instructions.VO Y MA LMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYForAllWithhold All For AllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 000 1. Election of DirectorsNominees01) Karen L. Shoos02) Anthony S. Marucci06) James J. Marino07) Garry A. Neil, M.D.03) Keith L. Brownlie08) Harry H. Penner, Jr.04) Cheryl L. Cohen 05) Herbert J. Conrad The Board of Directors recommends you vote FOR Proposals 2 and 3. 2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. 3.To approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement. NOTE: In their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement. For Against Abstain 000 000 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000563185_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com CELLDEX THERAPEUTICS, INC.Annual Meeting of Stockholders June 16, 2022 9:00 a.m.This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Sam Martin and Anthony S. Marucci, and either of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Celldex Therapeutics, Inc. held of record by the undersigned on April 19, 2022 at the Annual Meeting of Stockholders to be held virtually via the Internet at www.virtualshareholdermeeting.com/CLDX2022, on June 16, 2022 at 9:00 a.m. local time, or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000563185_2 R1.0.0.24